EXECUTION VERSION

AMENDMENT NO. 2 TO RECEIVABLES FINANCING AGREEMENT

This AMENDMENT NO. 2 TO RECEIVABLES FINANCING AGREEMENT (this “Amendment No. 2”), dated as of July 29, 2016, is by and among VOLT FUNDING CORP. (“Volt Funding”), as borrower (the “Borrower”), the Persons from time to time party hereto as Lenders and LC Participants, PNC BANK, NATIONAL ASSOCIATION (“PNC”), as LC Bank, as an LC Participant, as a Lender and as Administrative Agent, and VOLT INFORMATION SCIENCES, INC. (“Volt”), as initial servicer (the “Servicer”).

BACKGROUND

WHEREAS, the parties hereto entered into the Receivables Financing Agreement as of July 30, 2015 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Financing Agreement”); and

WHEREAS, the parties hereto wish to amend the Receivables Financing Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.     Definitions.  Capitalized terms used but not defined in this Amendment No. 2 shall have the meanings assigned to them in the Receivables Financing Agreement.

SECTION 2.     Amendments to Receivables Financing Agreement.  Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Receivables Financing Agreement is hereby amended as follows:

(a)           The definition of “Liquidity Report Date” is hereby added to Section 1.01 of the Receivables Financing Agreement in its entirety, in the appropriate alphabetical order, as follows:

“Liquidity Report Date” means (i) the Wednesday of any week and if such Wednesday is not a Business Day, the immediately succeeding Business Day of such week, (ii) any date on which an Information Package is due pursuant to the terms of this Agreement, (iii) any date on which a Loan Request or LC Request is delivered pursuant to the terms of this Agreement, and (iv) as otherwise requested by the Administrative Agent.

(b)           The definition of “Maintech Transaction” is hereby added to Section 1.01 of the Receivables Financing Agreement in its entirety, in the appropriate alphabetical order, as follows:

“Maintech Transaction” means (i) the sale of all or substantially all of the assets of Maintech, Incorporated, or (ii) the sale of all of the Capital Stock of Maintech, Incorporated, in each case, by the Parent to any Person (other than any Affiliate or Subsidiary of the Parent) and the receipt of the cash proceeds of such sale on or prior to September 30, 2016.

(c)           Section 8.04 of the Receivables Financing Agreement is hereby deleted in its entirety and replaced with the following:

SECTION 8.04.  Financial and Restrictive Covenants.

(a)           Prohibition of Share Buybacks or Dividends.  To the extent the Maintech Transaction has not occurred, the Parent shall not, at any time prior to and including October 31, 2016, (i) redeem, retire, purchase or acquire any of its Capital Stock, or agree, become or remain liable to do any of the foregoing, nor (ii) make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its Capital Stock, or on account of the purchase, redemption, retirement or acquisition of such Capital Stock.

(b)           Liquidity Level.  The Parent shall provide to the Administrative Agent a written report in the form attached hereto as Exhibit J (any such report, a “Liquidity Report”) on each Liquidity Report Date.  The Liquidity Report shall reflect the Liquidity Level of the Parent and its Subsidiaries as of the last Business Day of the week immediately preceding the applicable Liquidity Report Date.  The Parent and its Subsidiaries on a consolidated basis shall not permit, on any Liquidity Report Date, the Liquidity Level to be less than the amount set forth in Schedule IV.

(d)           Exhibit J to the Receivables Financing Agreement is hereby added in its entirety with the form set forth in Exhibit A attached hereto.

(e)           Schedule IV to the Receivables Financing Agreement is hereby deleted and replaced in its entirety with the schedule set forth in Exhibit B attached hereto.

SECTION 3.     Conditions Precedent.  The effectiveness of this Amendment No. 2 is subject to the satisfaction of all of the following conditions precedent:

(a)           The Administrative Agent shall have received a fully executed counterpart of this Amendment No. 2 and the Amendment Fee Letter, dated as of the date hereof, by and among PNC as the Administrative Agent, a Lender, the LC Bank, and an LC Participant, PNC Capital Markets LLC and the Borrower (collectively, the “Amendment No. 2 Documents”).

(b)           The Administrative Agent shall have received such documents and certificates as the Administrative Agent shall have reasonably requested on or prior to the date hereof.

(c)           The Administrative Agent shall have received all fees and other amounts due and payable to it under the Receivables Financing Agreement and in connection with the Amendment No. 2 Documents on or prior to the date hereof, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including reasonable and documented out-of-pocket fees, charges and disbursements of counsel) required to be paid or reimbursed on or prior to the date hereof.  To the extent such fees and other amounts have not yet been invoiced, the Borrower agrees to remit payment to the applicable party promptly upon receipt of such invoice.

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(d)           No Event of Default or Unmatured Event of Default, as set forth in Section 10.01 of the Receivables Financing Agreement, shall have occurred and be continuing.

SECTION 4.     Amendment.  The Borrower, PNC as the LC Bank, an LC Participant, a Lender, and the Administrative Agent, and the Servicer, hereby agree that the provisions and effectiveness of this Amendment No. 2 shall apply to the Receivables Financing Agreement as of the date hereof.  Except as amended by this Amendment No. 2 and any prior amendments, the Receivables Financing Agreement remains unchanged and in full force and effect.  This Amendment No. 2 is a Transaction Document.

SECTION 5.     Counterparts.  This Amendment No. 2 may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 6.     Captions.  The headings of the Sections of this Amendment No. 2 are provided solely for convenience of reference and shall not modify, define, expand or limit any of the terms or provisions of this Amendment No. 2.

SECTION 7.     Successors and permitted assigns.  The terms of this Amendment No. 2 shall be binding upon, and shall inure to the benefit of the Borrower, PNC as the LC Bank, an LC Participant, a Lender, and the Administrative Agent, and the Servicer, and their respective successors and permitted assigns.

SECTION 8.     Severability.  Any provision of this Amendment No. 2 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9.     Governing Law and Jurisdiction.  The provisions of the Receivables Financing Agreement with respect to governing law, jurisdiction, and agent for service of process are incorporated in this Amendment No. 2 by reference as if such provisions were set forth herein.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 by their duly authorized officers as of the date first above written.

VOLT FUNDING CORP.,
as the Borrower

By:	/s/ Kevin Hannon
	Name:	Kevin Hannon
	Title:	Treasurer

VOLT INFORMATION SCIENCES, INC.,
as the Servicer

By:	/s/ Paul Tomkins
	Name:	Paul Tomkins
	Title:	Senior Vice President and Chief Financial Officer

Amendment 2 to RFA (PNC/Volt)

S-1

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Eric Bruno
Name:	Eric Bruno
Title:	Managing Director

PNC BANK, NATIONAL ASSOCIATION,
as LC Bank and as an LC Participant

By:	/s/ Eric Bruno
Name:	Eric Bruno
Title:	Managing Director

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Eric Bruno
Name:	Eric Bruno
Title:	Managing Director

Amendment 2 to RFA (PNC/Volt)

S-2

Exhibit B to Amendment 2 to RFA

SCHEDULE IV

Financial Covenant

Financial Covenant Definitions.

“Liquidity Level” means, at any referenced time, an amount equal to the sum of the (a) aggregate available amount to the Borrower under and pursuant to the terms of this Agreement, (b) the value of all unmatured Marketable Securities held by the Parent and its consolidated Subsidiaries and (c) unrestricted cash and cash equivalents (per bank ledger balance) on hand at such time, as determined for the Parent and its consolidated Subsidiaries on a consolidated basis; provided, however, that beginning on August 1, 2016 and at all times thereafter, at least 50% of the domestic unrestricted cash and cash equivalents (per bank ledger balance) must be on deposit in accounts maintained by one or more of the Parent and its Subsidiaries at PNC.  For the avoidance of doubt: (x) at all times the respective depositors shall have free and unencumbered access to such domestic unrestricted cash and cash equivalents (per bank ledger balance) in such respective accounts maintained at PNC; and (y) without limiting the generality of the foregoing, in no event shall any such cash and cash equivalents (per bank ledger balance) in any such account be subject to any setoff, appropriation or application except in accordance with any applicable Transaction Document and only against amounts (if any) then owing by such respective depositor to PNC.

Financial Covenant Thresholds.

Liquidity Level Amount.  For the purposes of Section 8.04(b) the amount referred to therein is as set forth in the chart below:

Time Period	Liquidity Level Amount1
Closing Date to January 30, 2016	$20,000,000
January 31, 2016 to October 30, 2016	$35,000,000
October 31, 2016 and thereafter	$50,000,000

1 If the Maintech Transaction has occurred, from the date of the Maintech Transaction and thereafter, the Liquidity Level Amount shall be an amount equal to Fifty Million Dollars ($50,000,000).  If the Maintech Transaction has not occurred, the Liquidity Level Amounts as reflected in the chart above shall remain unchanged.

Ex. B-1